Exhibit 99.1

Fate Therapeutics Enters into Exclusive License Agreement with Gladstone Institutes for CRISPR-based Cellular Reprogramming

New Approach uses CRISPR-mediated Genome Activation for iPSC Generation

San Diego, CA – September 13, 2018 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, announced today the Company has exclusively licensed intellectual property from the J. David Gladstone Institutes that covers the generation of induced pluripotent stem cells (iPSCs) using CRISPR-mediated gene activation. This new approach for inducing pluripotency uses CRISPR to directly target a specific location of the genome and activate endogenous gene expression, and does not rely on established methods of cellular reprogramming that require the transduction of multiple transcription factors. The discovery was made by a team of scientists led by Sheng Ding, Ph.D., a senior investigator at Gladstone and a scientific founder of Fate Therapeutics.

“Fate Therapeutics was founded on a commitment to innovation in the field of iPSC technology, and we will continue to invest in exciting new technologies that extend our dominant leadership position in the development of off-the-shelf, iPSC-derived cell products,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “Dr. Ding was instrumental in successfully pioneering the use of small molecules to generate iPSCs and the building of our iPSC product platform, and we look forward to advancing this novel CRISPR gene activation approach for cellular reprogramming.”

While CRISPR is a powerful tool that can precisely edit the genome by targeting a unique sequence of DNA, Dr. Ding repurposed CRISPR to enable target gene activation, allowing regulation of endogenous gene expression. His research team showed that targeting a single location of the genome using CRISPR genome activation could trigger iPSC generation. The findings were published in January 2018 in the journal Cell Stem Cell in an article entitled “CRISPR-Based Chromatin Remodeling of the Endogenous Oct4 or Sox2 Locus Enables Reprogramming to Pluripotency.”

Fate Therapeutics is using clonal master iPSC lines to overcome the complexity, heterogeneity and substantial costs associated with sourcing cells from a patient or an allogeneic donor. Instead, iPSC-derived cell products can be consistently and repeatedly mass produced and delivered in an off-the-shelf manner, significantly reducing the cost of, and time to, patient treatment.

The Company has built a dominant intellectual property position broadly covering iPSC technology and iPSC-derived cell products. Its proprietary portfolio includes compositions and methods for generating iPSCs, including engineering their biological properties using CRISPR and other nucleases, and for producing genetically edited cells of the hematopoietic lineage, including NK cells and T cells, from

iPSCs. Fate Therapeutics’ iPSC product platform is supported by over 100 issued patents and 100 pending patent applications.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary iPSC product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that can be administered in repeat doses to mediate more effective pharmacologic activity, including in combination with cycles of other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event, and selecting a single iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be reproducibly produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf to treat many patients.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company is pioneering the development of off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology pipeline is comprised of FATE-NK100, a donor-derived natural killer (NK) cell cancer immunotherapy that is currently being evaluated in three Phase 1 clinical trials, as well as iPSC-derived NK cell and T-cell immunotherapies, with a focus on developing augmented cell products intended to synergize with checkpoint inhibitor and monoclonal antibody therapies and to target tumor-specific antigens. The Company’s immuno-regulatory pipeline includes ProTmune™, a next-generation donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the scope of the Company’s intellectual property rights and the advancement of and plans related to its research and development of iPSC-derived cell products for the treatment of cancer, including the safety and therapeutic potential of such products. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to protect and maintain its intellectual property position, the risk that any of the patents in the Company’s intellectual property portfolio may be challenged and that such a challenge may be successful, resulting in loss of any such patent or loss or reduction in the scope of one or more of the claims of such patent, the risk that results observed in prior preclinical studies of any of its iPSC-derived cell products will not be observed in ongoing or future studies involving these product candidates, the risk that the Company may cease or delay development of any of its iPSC-derived cell products for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials or to support regulatory approval, difficulties in manufacturing or supplying any of its iPSC-derived cell products for preclinical or clinical testing, difficulties or delays in subject enrollment in planned clinical trials, and any adverse events or other negative results that may be observed during preclinical or clinical development), and the risk that any of its iPSC-derived cell products may not be suitable for therapeutic applications and may not provide the anticipated therapeutic benefits. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Stern Investor Relations, Inc.

212.362.1200

christina@sternir.com